UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): September 6, 2005

CELLSTAR CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number: 0-22972

Delaware	75-2479727
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. employer identification no.)

1730 Briercroft Court, Carrollton, Texas 75006

(Address of Principal Executive Offices, Including Zip Code)

(972) 466-5000

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 11, 2005, the Compensation Committee (the "Committee") of the Board of Directors of CellStar Corporation (the "Company") recommended to the Board the approval of bonus payments to the Company's executive officers. Following the Company's decision to delay the filing of its Annual Report on Form 10-K for the fiscal year ended November 30, 2004, while it conducted a review of certain issues related to accounts receivable and revenues in the Asia-Pacific Region, on March 3, 2005, the Committee recommended to the Board that the bonus payments for executive officers should be delayed until the Company filed its audited financials for fiscal 2004. The Board approved the Committee's recommendation on March 3, 2005. The Company filed its 2004 Form 10-K on September 6, 2005, and the bonus payments were then awarded. The bonus payments were discretionary.

The fiscal 2004 bonus payments were made by the Company on September 6, 2005, to its executive officers and other key employees in the following amounts:

Terry S. Parker	Former Executive Chairman	$-0-
A.S. Horng	Former Chairman and Chief Executive Officer of CellStar (Asia) Corporation Limited	$-0-
Robert A. Kaiser	Chairman and Chief Executive Officer	$180,000
Lawrence King	Former President and Chief Operating Officer of the Asia-Pacific Region	$-0-
Elaine Flud Rodrguez	Senior Vice President and General Counsel	$100,000
Raymond L. Durham	Senior Vice President and Chief Financial Officer	$72,000
Juan Martinez Jr.	Vice President and Corporate Controller	$25,100
Chris Smith	Senior Vice President and General Manager -- U.S. Region	$-0-

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CELLSTAR CORPORATION

By: /s/ Elaine Flud Rodriguez
Date: September 12, 2005	Elaine Flud Rodriguez Senior Vice President and General Counsel